Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard Coglon, President and Secretary of Bradner Ventures Ltd., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the annual report on Form 20-F of Bradner Ventures Ltd. for the year ended November 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bradner Ventures Ltd.

Dated: May 12, 2005

"Richard Coglon"
Richard Coglon
President and Secretary
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bradner Ventures Ltd. and will be retained by Bradner Ventures Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.